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                                  UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________


                                    FORM 8-K


                                  CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) AUGUST 13, 1997


                             CS WIRELESS SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)



          DELAWARE                      33-20295                23-2751747
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of incorporation)                                    Identification No.)


       200 CHISHOLM PLACE
           SUITE 202
          PLANO, TEXAS                                             75075
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (972) 633-4000



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ITEM 5. OTHER EVENTS

CS Wireless Systems, Inc. (the "Company") announced on August 13, 1997 the execution of various agreements with TelQuest Satellite Services LLC which has been organized to provide digital video programming services, including a combined headend in the sky and direct-to-home (DTH) Ku-band offering. The Company, through its Affiliation Agreement with TelQuest Satellite Services LLC, anticipates that TelQuest's headend in the sky service will be utilized in connection with CS's planned launch of digital video services in Dallas, Texas and in selected other markets in which the Company operates.

The Company also agreed to invest $2,500,000 in cash and contribute, through a lease, up to $2,500,000 in equipment to acquire a 25% ownership interest in TelQuest Satellite Services, LLC. TelQuest Satellite Service LLC's other members are TelQuest Communications, Inc. and CAI Wireless Systems, Inc.
CAI owns approximately forty-seven percent (47%) of CS. Jared Abbruzzese, Chairman of CS, is the majority shareholder in TelQuest Communications, Inc. and is Chairman and Chief Executive Officer of CAI.

TelQuest Satellite Services LLC will begin providing headend in the sky service to affiliates this fall via its national uplink facility being constructed in Hawley, Pennsylvania by Nexcom, Inc. and the TelStar 5 Satellite successfully deployed by Loral Skynet in July. In addition to its headend in the sky service, TelQuest Satellite Services LLC plans to offer a DTH digital video programming service commencing in 1998.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
        EXHIBITS

        (c) Exhibits

         10.1 MMDS Affiliation Agreement (Portions of the Agreement have been omitted pursuant to a request for confidential treatment filed with the Commission)

         99.1  Press Release of August 13, 1997





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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 28, 1997                      CS WIRELESS SYSTEMS, INC.


                                       BY:  /s/ Jeffrey A. Kupp
                                            ----------------------------------
                                            JEFFREY A. KUPP
                                            SENIOR VICE PRESIDENT-FINANCE
                                            AND CHIEF FINANCIAL OFFICER
                                            (PRINCIPAL FINANCIAL OFFICER)













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